                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-93355 and 33-57435 of Western Resources, Inc. on Form S-8 of our report dated June 27, 2002, appearing in this Annual Report on Form 11-K of the Western Resources, Inc. Employees' 401(k) Savings Plan for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP



Kansas City, Missouri
June 27, 2002